 Exhibit 99.1

LEASING FUND

ELEVEN, LLC

ANNUAL

PORTFOLIO OVERVIEW

2009

LETTER FROM THE CEOs                                                                                                                               As of As of April 22, 2010

Dear investor in ICON Leasing Fund Eleven, LLC:

We write to briefly summarize our activity for 2009.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconcapital.com.

As of December 31, 2009, Fund Eleven was in its operating period.  As of December 31st, we had invested $429,842,2671 of capital, or 134.38% of capital available for investment, in approximately $796,316,9732 worth of business-essential equipment and corporate infrastructure.  Further, our distribution coverage ratio3 for the fourth quarter was 344.26%.  As of December 31st, Fund Eleven maintained a leverage ratio of 0.90:14.  Fund Eleven collected approximately 91.69%5 of all scheduled rent and loan receivables due for the fourth quarter of 2009, with the uncollected receivables primarily relating to the semiconductor manufacturing equipment on lease to Equipment Acquisition Resources, Inc., which, during the fourth quarter, filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code, which you can read about in further detail in the portfolio overview section that follows this letter.

As you may already be aware, on December 1, 2009, we agreed to terminate certain schedules to our lease with Global Crossing Telecommunications, Inc. and simultaneously sold the equipment to Global Crossing Telecommunications, Inc. for the aggregate purchase price of $8,390,853.  We are pleased to report that we received a cash-on-cash return of approximately 143% in rental and sale proceeds related to this investment.

While the vast majority of our portfolio’s active investments are performing in the face of a challenging economy, our portfolio has not been completely spared from the recent recession.  In particular, we continue to closely monitor our shipping investments given the state of the market for these assets and the continued unprecedented decline in charter rates and asset values. More specifically, our investments in certain container vessels that were purchased during a strong market will be challenged to achieve a return on investment given their age and the negative outlook for this asset class.

We continue to actively manage our investments by working with our lessees and borrowers to help them accomplish their business goals while at the same time attempting to achieve our economic return on these investments.  We agreed to restructure Teal Jones lease payment obligations to provide them with short-term cash flow flexibility.  We also amended the bareboat charters with ZIM Integrated Shipping Services to reduce the charterer’s monthly payment obligations while extending the payment obligations well beyond the expiration of the bareboat charters.  This structure should allow us to collect all amounts due to us in accordance with the charters and increase the possibility to remarket the vessels in a more favorable market.  For a more detailed description, please refer to the portfolio overview section that follows this letter.  Since Fund Eleven is fully invested, we did not make any new investments in equipment during the fourth quarter of 2009.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

2	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP.

3	The ratio of inflows from investments divided by paid distributions.

4	Pursuant to Fund Eleven’s financials, prepared in accordance with US GAAP. Leverage ratio is defined as total liabilities divided by total equity.

5	Collections as of March 31, 2010.

ICON LEASING FUND ELEVEN, LLC

- Annual Portfolio Overview -

 - 2009 -

We are pleased to present ICON Leasing Fund Eleven, LLC’s (the “Fund”) annual Portfolio Overview for 2009. References to “we,” “us” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.

During 2009, we continued in our operating period, during which time we continued to seek to finance equipment subject to lease or to structure financings secured primarily by equipment. Cash generated from these investments is used to make distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On December 1, 2009, we, through our wholly-owned subsidiary, ICON Global Crossing III, LLC (“ICON Global Crossing III”), and Global Crossing Telecommunications, Inc. (“Global Crossing”) agreed to terminate certain schedules to our lease and, simultaneously with the termination, ICON Global Crossing III sold the equipment to Global Crossing for the aggregate purchase price of $8,390,853.  We received a cash-on-cash return of approximately 143% in rental and sale proceeds related to this investment.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2009, our portfolio consisted primarily of the following investments.

•
Equipment, plant and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in their lumber processing operations in Canada and the United States.  We, through two wholly-owned subsidiaries, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an eighty-four month lease that is scheduled to expire in November 2013.  On December 10, 2009, we, through two wholly-owned subsidiaries, restructured the lease payment obligations of Teal Jones to provide them with cash flow flexibility while at the same time attempting to preserve our projected economic return on this investment.

•
ICON Northern Leasing, LLC, a joint venture among us, ICON Income Fund Ten, LLC (“Fund Ten”) and ICON Leasing Fund Twelve, LLC (“Fund Twelve”), affiliates of our Manager, purchased four promissory notes (the “Notes”) and received an assignment of the underlying Master Loan and Security Agreement, dated July 28, 2006. We, Fund Ten and Fund Twelve have ownership interests of 35%, 12.25% and 52.75%, respectively. The aggregate purchase price for the Notes was approximately $31,573,000 and the Notes are secured by an underlying pool of leases for credit card machines. The Notes accrue interest at rates ranging from 7.97% to 8.40% per year and require monthly payments ranging from approximately $183,000 to $422,000. The Notes mature between October 15, 2010 and August 14, 2011 and require balloon payments at the end of each note ranging from approximately $594,000 to $1,255,000. Our share of the purchase price was approximately $11,051,000.

•
ICON Pliant, LLC (“ICON Pliant”) acquired from and simultaneously leased back to Pliant Corporation (“Pliant”) equipment that manufactures plastic films and flexible packaging for consumer products for a purchase price of $12,115,000.  We and Fund Twelve have ownership interests of 55% and 45% in ICON Pliant, respectively. The lease expires on September 30, 2013.  On February 11, 2009, Pliant commenced a voluntary Chapter 11 proceeding in U.S. Bankruptcy Court to eliminate all of its high-yield debt.  In connection with this action, Pliant submitted a financial restructuring plan to eliminate its debt as part of a pre-negotiated package with its high-yield creditors.  On September 22, 2009, Pliant assumed ICON Pliant’s lease in full as part of its financial restructuring and on December 3, 2009, Pliant emerged from bankruptcy.  As of December 31, 2009, Pliant has made all of its lease payments.

•
Machining and metal working equipment subject to a lease with W Forge Holdings, Inc. (“W Forge”) and MW Scott, Inc. (“Scott,” together with W Forge, collectively referred to as the “MW Group”), each of which is a wholly-owned subsidiary of MW Universal, Inc. (“MWU”).  We acquired the equipment for the aggregate purchase price of approximately $22,200,000.  The equipment is subject to sixty month leases with the MW Group that commenced on January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. (“General”) and AMI Manchester, LLC (“Manchester”), each of which is also a wholly-owned subsidiary of MWU, for purchase prices of $400,000 and $1,700,000, respectively.  These assets are subject to leases that commenced on January 1, 2008 and will continue for a period of sixty months.  On February 27, 2009, we, Fund Ten, Fund Twelve and IEMC Corp. entered into an Amended Forbearance Agreement with MWU, W Forge, Scott, MW Gilco, LLC, General, Manchester and four other subsidiaries of MWU with respect to certain lease defaults.  On December 31, 2009, we, through our wholly-owned subsidiary, and W Forge agreed to terminate our lease and simultaneously with the termination, we sold the equipment to W Forge for approximately $9,437,000.  As additional consideration for the sale of the equipment, Cerion MPI, LLC, an entity formerly affiliated with W Forge (“Cerion MPI”), delivered a promissory note to us in the principal amount of approximately $10,015,000.  The promissory note bears interest at the rate of 14% per annum and is payable monthly in arrears for the period beginning January 1, 2010 to December 31, 2013.  The promissory note is guaranteed by Cerion MPI’s parent company, Cerion, LLC.

•
We own a 13.26% interest in a joint venture with Fund Ten and ICON Income Fund Nine, LLC (“Fund Nine”), an affiliate of our Manager, who have interests of 72.34% and 14.40%, respectively, that owns telecommunications equipment subject to a forty-eight month lease with Global Crossing.  The lease is scheduled to expire on October 31, 2010.  ICON Global Crossing III owns telecommunications equipment which was acquired for an aggregate purchase price of approximately $26,080,000.  The equipment is subject to six leases with Global Crossing, all of which are for thirty-six months and expire between March 2011 and September 2011. In addition, we formed a joint venture, ICON Global Crossing V, LLC (“ICON Global Crossing V”), with Fund Ten.  We own a 55% interest in ICON Global Crossing V, which leases telecommunications equipment to Global Crossing. This equipment was purchased for approximately $12,982,000 and is subject to a thirty-six month lease that expires on December 31, 2010.

•
Auto parts manufacturing equipment leased to Heuliez SA (“HSA”) and Heuliez Investissements SNC (“HISNC,” together with HSA, collectively referred to as “Heuliez”).  We, through our wholly-owned subsidiary, purchased the equipment for approximately $11,994,000 and it is subject to a sixty month lease that is scheduled to expire on March 31, 2012.  On April 15, 2009, Groupe Henri Heuliez and HSA filed for “Redressement Judiciaire,” a proceeding under French law similar to Chapter 11 reorganization under the U.S. Bankruptcy Code.  HISNC subsequently filed for Redressement Judiciaire on June 10, 2009.  Since the time of the Redressement Judiciaire filings, two French government agencies agreed to provide Heuliez with financial support and a third party, Bernard Krief Consultants (“BKC”), has agreed to purchase Heuliez.  On July 8, 2009, the French Commercial Court approved the sale of Heuliez to BKC, which approval included the transfer of our leases.  Subsequently, Heuliez has requested a restructuring of its lease payments and we are actively negotiating terms acceptable to both parties.  We have agreed to reduce Heuliez’s lease payments during the period of these negotiations, but expect to collect all amounts due to us in accordance with the lease.

•
Two Aframax 95,649 DWT (deadweight tonnage) product tankers, the M/T Senang Spirit (the “Senang Spirit”) and the M/T Sebarok Spirit (the “Sebarok Spirit”), that are bareboat chartered to an affiliate of Teekay Corporation (“Teekay”). We, through two wholly-owned subsidiaries, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse loan in the amount of approximately $66,700,000.  The sixty month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
ICON EAR, LLC (“ICON EAR”) acquired and simultaneously leased back semiconductor manufacturing equipment to Equipment Acquisition Resources, Inc. (“EAR”).  We paid approximately $3,121,000 for our interest in the equipment.  ICON EAR also acquired and simultaneously leased back to EAR semiconductor manufacturing equipment for a total purchase price of approximately $8,795,000.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  EAR’s obligations under the lease are secured by the owner’s real estate located in Jackson Hole, Wyoming, as well as personal guarantees from the owners of EAR.  We and Fund Twelve have ownership interests of 45% and 55%, respectively, in ICON EAR.  The leases commenced on July 1, 2008 and will continue for a period of sixty months.  In addition, our wholly-owned subsidiary, ICON EAR II, LLC (“ICON EAR II”), acquired and simultaneously leased back semiconductor manufacturing equipment to EAR for a purchase price of approximately $6,348,000.  That lease commenced on July 1, 2008 and will continue for a period of sixty months.  In October 2009, certain facts came to light that led our Manager to believe that EAR was perpetrating a fraud against EAR’s lenders, including ICON EAR and ICON EAR II. On October 23, 2009, EAR filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.  Due to the bankruptcy filing and ongoing investigation regarding the alleged fraud, at this time it is not possible to determine our ability to collect the amounts due to us in accordance with the leases or the security we received.

•
Four 3,300 TEU (twenty-foot equivalent unit) container vessels, the M/V ZIM Andaman Sea (the “ZIM Andaman Sea”), the M/V ZIM Hong Kong (the “ZIM Hong Kong”), the M/V ZIM Israel (the “ZIM Israel“) and the M/V ZIM Japan Sea (the “ZIM Japan Sea”), that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are each scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,876,000 in cash, a first priority non-recourse loan in the amount of approximately $93,325,000, and a second priority non-recourse loan in the amount of approximately $12,000,000.  On October 30, 2009, we, through our wholly-owned subsidiaries, amended the bareboat charters for the vessels to restructure each respective charterer’s payment obligations so that we will continue to receive payments through September 30, 2014 in accordance with each amended charter (the “European Containers Charter Amendments”).  On February 9, 2010, we, through our wholly-owned subsidiaries, amended the loan to correspond with the revised payment schedule in the European Containers Charter Amendments.

•
Four 45,720 – 47,094 DWT product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard collectively, the “Top Ships Vessels”.  The original purchase price for the four vessels was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse loan in the amount of approximately $80,000,000, and a second priority non-recourse loan in the amount of approximately $10,000,000.  On June 24, 2009, our wholly-owned subsidiaries, ICON Doubtless, LLC, ICON Faithful, LLC, ICON Spotless, LLC and Isomar Marine Co. Ltd. (each an “ICON Entity” and collectively, the “ICON Entities”), terminated their bareboat charters with subsidiaries of Top Ships, Inc. (“Top Ships”) for the vessels.  Each ICON Entity took an assignment of the current time charter for its respective vessel.  Simultaneously with the terminations and assignments, the loan to the ICON Entities for the vessels was terminated and a new two year loan was entered into in the aggregate amount of $26,500,000.  The interest rate on the loan was fixed at an annual rate of 7.62%.  In addition, at closing, Top Ships, on behalf of the bareboat charterers, paid termination fees consisting of (i) bareboat charter hire in the aggregate amount of $4,093,440, (ii) a termination payment in the amount of $8,500,000, (iii) a payment for repairs and surveys of the vessels in the amount of $2,250,000, and (iv) an additional payment for expenses in the amount of $1,000,000.  In addition, Top Ships waived its right to collect the non-recourse loan obligations of $10,000,000 that were owed by the ICON Entities in connection with the vessels.  The time charters expire on various dates between May 2010 and November 2010.  On April 1, 2010, we, through the ICON Entities, amended the loan in connection with the Top Ships Vessels.  The amended loan will become effective upon certain conditions being satisfied, which we expect to occur prior to April 30, 2010.

Revolving Line of Credit

We and certain entities managed by our Manager, ICON Income Fund Eight B L.P., Fund Nine, Fund Ten, Fund Twelve and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2009 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $2,360,000 at December 31, 2009, $2,260,000 of which was attributable to the Fund.  Subsequent to December 31, 2009, the Fund repaid all of its outstanding loan balance.

10% Status Report

As of December 31, 2009, the Senang Spirit and the Sebarok Spirit were the two assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio.  The Senang Spirit and the Sebarok Spirit are each scheduled to remain on bareboat charter during the 2010 calendar year.

As of December 31, 2009, the bareboat charters of the Senang Spirit and the Sebarok Spirit each had 28 monthly payments remaining.  At the time we acquired our interests in the vessels, the vessels were previously commissioned, and to the best of our Manager’s knowledge, each vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under each bareboat charter.

Distribution Analysis

During the year ended December 31, 2009, we continued to make monthly distributions at a rate of 9.1% per annum.  From the inception of the offering period, we have made 57 monthly distributions to our members. During the year ended December 31, 2009, we paid our members approximately $33,381,000 in cash distributions. As of December 31, 2009, a $10,000 investment made at the initial closing would have received $4,546 in cumulative distributions representing a return of approximately 45% of such initial investment.

	Source of Distributions

	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions
For the year ended
December 31, 2009	$33,380,906	$-	$-	$-	$33,380,906

Transactions with Related Parties

We entered into certain agreements with our Manager and with ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Manager, whereby we pay certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000.  ICON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the end of the operating period, of 3% of the purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject, or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our Manager or any of its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our Manager or such affiliate from time to time and within generally accepted accounting principles.  In addition, our Manager will be reimbursed for administrative expenses incurred in connection with our operations.

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

On July 1, 2009, our Manager suspended its collection of a portion of its management fees through January 31, 2010. For the period from February 1, 2010 through March 31, 2010, we had a payable of approximately $354,000 due to our Manager and its affiliates that consisted of administrative expense reimbursements and management fees.  Our Manager will continue to review this suspension on a month-to-month basis.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $333,811, $334,071 and $375,190 for the years ended December 31, 2009, 2008 and 2007, respectively.  Our Manager’s interest in our net loss was $450,959, $57,977 and $24,790 for the years ended December 31, 2009, 2008 and 2007, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

Entity	Capacity	Description	2009	2008	2007

ICON Capital Corp.	Manager	Organization and offering expenses (1)	$-	$-	$1,095,103
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	-	1,460,137
ICON Capital Corp.	Manager	Acquisition fees (2)	-	1,204,384	4,624,646
ICON Capital Corp.	Manager	Management fees (3) (4)	2,185,858	5,110,375	6,662,395
ICON Capital Corp.	Manager	Administrative expense reimbursements (3)	1,951,850	3,586,973	5,423,388
Total fees paid to related parties			$4,137,708	$9,901,732	$19,265,669

(1) Charged directly to members' equity.
(2) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Charged directly to operations.
(4) The Manager suspended the collection of its management fees in the amount of $1,355,498 during the year ended December 31, 2009.

At December 31, 2009, we had a payable of $300,223 due to our Manager and its affiliates that consisted primarily of an accrual for administrative expense reimbursements.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2009	2008
Current assets:
Cash and cash equivalents	$18,615,323	$7,670,929
Current portion of net investment in finance leases	9,613,853	7,576,361
Accounts receivable, net	594,082	719,365
Current portion of note receivable	725,049	-
Assets held for sale, net	3,813,647	-
Other current assets	3,656,127	1,222,031

Total current assets	37,018,081	17,188,686

Non-current assets:
Net investment in finance leases, less current portion	15,067,299	23,908,072
Leased equipment at cost (less accumulated depreciation of
$158,488,912 and $120,637,537, respectively)	183,614,179	333,224,351
Mortgage note receivable	12,722,006	12,722,006
Note receivable, less current portion	9,289,951	-
Investments in joint ventures	11,578,687	18,659,329
Deferred income taxes, net	943,053	206,101
Other non-current assets, net	2,446,154	2,269,614

Total non-current assets	235,661,329	390,989,473

Total Assets	$272,679,410	$408,178,159

Liabilities and Equity

Current liabilities:
Current portion of non-recourse long-term debt	$43,603,558	$42,995,346
Revolving line of credit, recourse	2,260,000	5,000,000
Derivative instruments	5,049,327	9,257,854
Deferred revenue	706,656	4,494,922
Due to Manager and affiliates	300,223	288,802
Accrued expenses and other liabilities	5,841,639	1,040,521

Total current liabilities	57,761,403	63,077,445

Non-current liabilities:
Non-recourse long-term debt, less current portion	71,335,500	120,454,287

Total Liabilities	129,096,903	183,531,732

Commitments and contingencies

Equity:
Members' Equity:
Additional members	139,684,262	217,496,668
Manager	(1,820,378)	(1,035,608)
Accumulated other comprehensive loss	(1,485,640)	(6,275,279)

Total Members' Equity	136,378,244	210,185,781

Noncontrolling Interests	7,204,263	14,460,646

Total Equity	143,582,507	224,646,427

Total Liabilities and Equity	$272,679,410	$408,178,159

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2009	2008	2007
Revenue:
Rental income	$64,099,850	$90,009,529	$103,487,305
Time charter revenue	5,559,524	-	-
Finance income	2,548,139	4,651,273	7,415,414
Income from investments in joint ventures	345,938	2,071,019	80,502
Net gain on lease termination	25,141,909	-	-
Net gain on sales of new equipment	-	278,082	772,799
Net gain (loss) on sales of leased equipment	2,050,594	(720,385)	(112,167)
Net loss on sale of portfolio	-	(11,921,785)	-
Interest and other income	3,448,283	2,399,168	5,973,253

Total revenue	103,194,237	86,766,901	117,617,106

Expenses:
Management fees - Manager	2,185,858	5,110,375	6,662,395
Administrative expense reimbursements - Manager	1,951,850	3,586,973	5,423,388
General and administrative	3,683,435	3,711,909	2,172,591
Vessel operating expense	13,926,255	-	-
Depreciation and amortization	73,052,380	65,065,983	82,127,392
Interest	9,937,136	13,674,261	17,467,704
Impairment loss	42,208,124	-	122,774
(Gain) loss on financial instruments	(346,739)	830,336	2,846,069

Total expenses	146,598,299	91,979,837	116,822,313

(Loss) income before income taxes	(43,404,062)	(5,212,936)	794,793

Benefit (provision) for income taxes	153,480	1,462,652	(2,204,227)

Net loss	(43,250,582)	(3,750,284)	(1,409,434)

Less: Net income attributable to noncontrolling interests	(1,845,334)	(2,047,437)	(1,069,559)

Net loss attributable to Fund Eleven	$(45,095,916)	$(5,797,721)	$(2,478,993)

Net loss attributable to Fund Eleven allocable to:
Additional members	$(44,644,957)	$(5,739,744)	$(2,454,203)
Manager	(450,959)	(57,977)	(24,790)

	$(45,095,916)	$(5,797,721)	$(2,478,993)

Weighted average number of additional shares of
limited liability company interests outstanding	363,139	363,414	352,197

Net loss attributable to Fund Eleven per weighted
average additional share of limited liability company interests	$(122.94)	$(15.79)	$(6.97)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional			Accumulated
	Shares of Limited Liability Company Interests	Additional Members	Manager	Other Comprehensive Income (Loss)	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2006	292,164	$232,868,044	$(243,580)	$272,021	$232,896,485	$8,312,503	$241,208,988
Comprehensive income:
Net (loss) income	-	(2,454,203)	(24,790)	-	(2,478,993)	1,069,559	(1,409,434)
Unrealized loss on warrants	-	-	-	(538,072)	(538,072)	-	(538,072)
Change in valuation of derivative instruments	-	-	-	(1,734,951)	(1,734,951)	-	(1,734,951)
Currency translation adjustments	-	-	-	7,114,343	7,114,343	-	7,114,343
Total comprehensive income				4,841,320	2,362,327	1,069,559	3,431,886
Proceeds from issuance of additional shares
of limited liability company interests	72,982	72,981,829	-	-	72,981,829	-	72,981,829
Shares of limited liability company interests repurchased	(1,287)	(1,097,980)	-	-	(1,097,980)	-	(1,097,980)
Sales and offering expenses	-	(8,392,522)	-	-	(8,392,522)	-	(8,392,522)
Cash distributions	-	(37,151,073)	(375,190)	-	(37,526,263)	(2,834,480)	(40,360,743)
Investment in joint venture by noncontrolling interest	-	-	-	-	-	5,841,830	5,841,830

Balance, December 31, 2007	363,859	256,754,095	(643,560)	5,113,341	261,223,876	12,389,412	273,613,288

Comprehensive (loss) income:
Net (loss) income	-	(5,739,744)	(57,977)	-	(5,797,721)	2,047,437	(3,750,284)
Change in valuation of derivative instruments	-	-	-	(3,769,112)	(3,769,112)	-	(3,769,112)
Currency translation adjustments	-	-	-	(7,619,508)	(7,619,508)	-	(7,619,508)
Total comprehensive (loss) income				(11,388,620)	(17,186,341)	2,047,437	(15,138,904)
Shares of limited liability company interests repurchased	(603)	(444,760)	-	-	(444,760)	-	(444,760)
Cash distributions	-	(33,072,923)	(334,071)	-	(33,406,994)	(5,591,936)	(38,998,930)
Investment in joint venture by noncontrolling interest	-	-	-	-	-	5,615,733	5,615,733

Balance, December 31, 2008	363,256	217,496,668	(1,035,608)	(6,275,279)	210,185,781	14,460,646	224,646,427

Comprehensive (loss) income:
Net (loss) income	-	(44,644,957)	(450,959)	-	(45,095,916)	1,845,334	(43,250,582)
Change in valuation of derivative instruments	-	-	-	4,570,879	4,570,879	-	4,570,879
Currency translation adjustments	-	-	-	218,760	218,760	-	218,760
Total comprehensive (loss) income				4,789,639	(40,306,277)	1,845,334	(38,460,943)
Shares of limited liability company interests repurchased	(163)	(120,354)	-	-	(120,354)	-	(120,354)
Deconsolidation of a noncontrolling interest	-	-	-	-	-	(3,442,066)	(3,442,066)
Cash distributions	-	(33,047,095)	(333,811)	-	(33,380,906)	(5,659,651)	(39,040,557)

Balance, December 31, 2009	363,093	$139,684,262	$(1,820,378)	$(1,485,640)	$136,378,244	$7,204,263	$143,582,507

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Cash flows from operating activities:
Net loss	$(43,250,582)	$(3,750,284)	$(1,409,434)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(12,478,000)	(12,872,440)	(11,494,960)
Finance income	(2,548,139)	(4,651,273)	(7,415,414)
Income from investments in joint ventures	(345,938)	(2,071,019)	(80,502)
Net gain on sales of new equipment	-	(278,082)	(772,799)
Net (gain) loss on sales of leased equipment	(2,050,594)	720,385	112,167
Net gain on lease termination	(12,468,659)	-	-
Net loss on sale of portfolio	-	11,921,785	-
Depreciation and amortization	73,052,376	65,065,983	82,127,392
Amortization of deferred time charter expense	2,235,738	-	-
Impairment loss	42,208,124	-	122,774
Bad debt expense	1,569,221	-	-
Interest expense on non-recourse financing paid directly to lenders by lessees	4,062,952	3,815,247	2,720,385
Interest expense from amortization of debt financing costs	356,227	523,882	168,309
(Gain) loss on financial instruments	(755,739)	710,938	2,821,045
Deferred tax (benefit) provision	(648,771)	595,016	1,911,210
Changes in operating assets and liabilities:
Collection of finance leases	9,142,256	19,820,439	32,589,325
Accounts receivable	(2,756,653)	(1,768,596)	(1,432,011)
Other assets, net	(2,829,868)	2,968,201	(929,005)
Payables, deferred revenue and other current liabilities	(1,331,415)	(11,591,135)	2,859,590
Due to/from Manager and affiliates	11,421	59,610	(319,742)
Distributions from joint ventures	1,850,262	835,966	140,337

Net cash provided by operating activities	53,024,219	70,054,623	101,718,667

Cash flows from investing activities:
Investments in equipment subject to lease	-	(45,040,317)	(144,227,277)
Proceeds from sales of new and leased equipment	23,911,312	7,842,386	30,978,193
Proceeds from sale of portfolio	-	7,316,137	-
Investment in financing facility	-	(164,822)	(4,202,233)
Repayment of financing facility	-	4,367,055	-
Investments in joint ventures	-	(15,458,255)	(3,214,373)
Distributions received from joint ventures in excess of profits	5,576,318	1,432,688	10,375,896
Other assets, net	(26,579)	486,876	(714,591)

Net cash provided by (used in) investing activities	29,461,051	(39,218,252)	(111,004,385)

Cash flows from financing activities:
Proceeds from non-recourse long-term debt	-	14,044,437	37,178,099
Repayments of non-recourse long-term debt	(29,572,000)	(50,961,719)	(77,577,846)
Proceeds from revolving line of credit, recourse	2,260,000	5,000,000	-
Repayments of revolving line of credit, recourse	(5,000,000)	-	-
Issuance of additional shares of limited liabilty company
interests, net of sales and offering expenses	-	-	64,589,307
Repurchase of additional shares of limited liability company interests	(120,354)	(444,760)	(1,097,980)
Due to Manager and affiliates	-	-	(94,636)
Cash distributions to members	(33,380,906)	(33,406,994)	(37,526,263)
Investments in joint ventures by noncontrolling interests	-	5,615,733	5,841,830
Distributions to noncontrolling interests	(5,659,651)	(5,591,936)	(2,834,480)

Net cash used in financing activities	(71,472,911)	(65,745,239)	(11,521,969)

Effects of exchange rates on cash and cash equivalents	(67,965)	240,248	1,946,561

Net increase (decrease) in cash and cash equivalents	10,944,394	(34,668,620)	(18,861,126)
Cash and cash equivalents, beginning of the year	7,670,929	42,339,549	61,200,675

Cash and cash equivalents, end of the year	$18,615,323	$7,670,929	$42,339,549

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2009	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$5,195,787	$9,338,831	$14,399,452

Cash paid during the year for income taxes	$629,763	$177,252	$4,390,849

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse long-term debt	$-	$-	$66,656,754

Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$12,478,000	$12,872,440	$12,630,780

Transfer of non-recourse debt in connection with the
sale of a leasing portfolio	$-	$73,187,369	$-

Deconsolidation of noncontrolling interest in connection with
the sale of a controlling interest in ICON Global Crossing, LLC	$3,442,066	$-	$-

Deconsolidation of the carrying value of leased equipment in connection
with the sale of a controlling interest in ICON Global Crossing, LLC	$3,370,458	$-	$-

Note receivable received in connection with the sale of manufacturing
equipment to W Forge Holdings, Inc.	$10,015,000	$-	$-

Transfer of leased equipment at cost to assets held for sale	$3,914,775	$-	$-

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.